UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2017 (October 26, 2016)

Technovative Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-175148	38-3825959
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 701, 7/F, Tower 2, Silvercord, 30 Canton Rd, Tsim Sha Tsui, KLN, Hong Kong

(address of principal executive offices) (zip code)

+852-2162 7529

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01	Entry into a Material Definitive Agreement.

The registrant, Technovative Group, Inc. (“Technovative Group”), entered into a Share Sales Agreement (the “Agreement”) dated October 26, 2016, with Foo Khee Long, the sole shareholder of Innorei Group (Samoa) Limited (“IRG Samoa”), a holding company of Innorei Group Sdn. Bhd. (“IRG Malaysia”). IRG Malaysia is a mobile solutions apps development and information technology service provider. Under the terms of the Agreement, Technovative Group agreed to issue 8,000,000 shares of its common stock to Foo Khee Long subject to completion of certain pre-conditions by both parties, including due diligence by Innorei Samoa. The foregoing is a summary of the terms of the Agreement and is qualified in its entirety by the Agreement which is attached hereto and incorporated herein as Exhibit 10.1.

Item 5.01 Change in Control of Registrant.

In accordance with the Agreement set forth in Item 1.01, above, and upon satisfaction of the conditions precedent to the issuance of the 8,000,000 shares of Technovative Group, on February 22, 2017, Technovative Group issued 4,000,000 restricted shares of its common stock to Foo Khee Long, 3,000,000 restricted shares of its common stock to Lim Kian Seong and 1,000,000 restricted shares of its common stock to Soo Soon Kid.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits. The following exhibit is filed with this report:

Exhibit No.	Description
10.1	Share Sales Agreement dated October 26, 2016, between Technovative Group, Inc. and Foo Khee Long

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2017	Technovative Group, Inc

	By:	/s/ Lin Kuan Liang Nicolas
Name: Lin Kuan Liang Nicolas
Title: President